Exhibit 10.4
SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made as of May 16, 2022, by and between Steven Robert Boal (“Employee”) and Quotient Technology Inc. (f/k/a Coupons.com Incorporated and Coupons, Inc.) (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
RECITALS
WHEREAS, Employee is currently employed by the Company as its Founder and Chief Executive Officer and is a member of the Company’s board of directors (the “Board”);
WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company (the “Confidentiality Agreement”);
WHEREAS, Employee entered into an Indemnification Agreement with the Company on February 14, 2016 (the “Indemnification Agreement”);
WHEREAS, the Company granted Employee equity awards under the Company’s equity plans (including, without limitation, the 2006 Stock Plan and 2013 Equity Incentive Plan) (collectively, the “Equity Plans”) and individual award agreements thereunder (collectively, the “Equity Award Agreements”);
WHEREAS, the Company and Employee have agreed that Employee’s employment with the Company shall terminate on the date contemplated herein; and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee and the Company may have against each other and other relevant parties as contemplated herein, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:
1.Separation and Characterization. Employee’s last day of employment shall be a date mutually agreed by the Company and Employee but not later than the Company’s 2022 Annual Meeting of Stockholders (such last day of employment, the “Termination Date”). The termination of Employee’s employment shall be treated as an involuntary termination of Employee’s employment by the Company other than for “cause” (for purposes of any plan, agreement or arrangement to which the Employee is a party or in respect of which the Employee participates, in which the concept of “cause” or words of like import has any relevance thereunder, including without limitation, the Indemnification Agreement, the Equity Plans and Equity Award Agreements). During the period from the date hereof through the Termination Date, the Company shall continue to pay the Employee his base salary and all other compensation and employee benefits in the same manner and to the extent such amounts were paid and benefits were provided immediately prior to the date hereof (subject to such modifications and changes made from time to time generally to employee benefit plans of the Company and its subsidiaries that are applicable to active employees of the Company and its subsidiaries). Effective as of a date selected by the Employee (but not prior to the third day following the announcement of the execution of the Cooperation Agreement, dated on or about the date hereof, with Engaged Capital, LLC, and not later than the Termination Date) (the “CEO End Date”), the Employee shall cease to be Chief Executive Officer of the Company (and shall continue in employment as a non-officer employee of the Company through the Termination Date). Effective as of the Company’s 2022 Annual Meeting of Stockholders, the Employee shall resign as a member of the Board.
2.Consideration.
a.Accrued Obligations. The Company shall pay the Employee (i) all accrued and unpaid base salary through the Termination Date, and (ii) any unused vacation and personal days accrued through the Termination Date, in each case on the Termination Date. The Company shall also pay the Employee (x) any reimbursement of properly incurred expenses through the Termination Date (as described in Section 5 hereof), within 30 days following submission by the Employee of applicable documentation in accordance with the Company’s expense reimbursement policies as in effect on the Termination Date and in accordance with Section 5 hereof), or earlier if required by applicable law, and (y) any amount arising from the Employee’s participation in, or benefits under, any generally available employee benefit plans, programs, or arrangements of the Company and its subsidiaries (such as 401(k) retirement benefits and health benefit claims, but excluding severance plans, programs, or arrangements), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs, or arrangements including, where applicable, any death and disability benefits (the “Accrued Obligations”). The Accrued Obligations shall be payable as soon as practicable (but in any event not later than the first regularly scheduled payroll date following the Termination Date.
AND
b.Separation Payment (Cash). The Company shall pay Employee a cash lump sum separation payment of $2,000,000 (representing two (2) times the sum of the Employee’s annual base salary plus target annual cash bonus), less applicable withholdings, within ten (10) business days following the Termination Date, provided that the Company has received Employee’s executed Updated Release (as defined in Section 2(g) on the Termination Date.
AND
c.COBRA. If continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA, under the Company’s health and welfare plans is timely elected by the Employee, the Company shall provide direct payment of any applicable COBRA premiums from the Termination Date until the thirty-six (36) month anniversary of the Termination Date, which will be reported as taxable wages to Employee, provided that such COBRA coverage shall be subject to any changes in coverage, co-payments and other changes that apply to active employees during the period that such benefits are continued, as set forth in those plans.
AND
d.Accelerated Vesting of Outstanding Equity Awards. Immediately upon the termination of employment of the Employee on the Termination Date, all outstanding awards granted under the Equity Plans and the Equity Award Agreements (including, without limitation, stock options, restricted stock units and performance stock units) shall immediately and fully vest, with any performance-based awards vesting at target level (i.e., 100% of the target number of shares of Common Stock underlying such grant).
AND
e.Repricing and Extension of Exercisability Period for Options. Effective as of the date hereof, the Company shall have taken (or caused to be taken) all required action to provide that each outstanding stock option granted to the Employee under the Equity Plans and/or Equity Award Agreements shall be amended as follows: (i) if such option has an exercise price that exceeds the closing price of a share of the Company’s common stock as of the CEO End Date and is identified on Exhibit A, then (A) on the CEO End Date, the exercise price of such option shall be reduced to an amount that is equal to the closing price of a share of the Company’s common stock as of the CEO End Date and (B) such option shall remain exercisable through the third anniversary of the Termination Date and (ii) each outstanding option other than an option described in clause (i) above shall remain exercisable through the earlier to occur of the third anniversary of the Termination Date and the date on which such option would have expired if the Employee’s employment had continued through the full term of such option. If the CEO End Date does not fall on a day on which the Company’s common stock has traded on the New York Stock Exchange, the closing price shall be deemed the closing price on the last day preceding the CEO End Date on which the stock was traded. The Parties intend that the modification of any stock option in accordance with this paragraph comply with the provision of Section 409A of the Code such that any such modifications shall not result in any additional taxes or other penalties under Section 409A.
AND

f.Work E-mail. Employee shall continue to have use and access to his work email address for up to twelve (12) months following the Termination Date; provided, that the e-mail account shall be monitored by the Company and include an automated reply message that indicates that he is no longer associated with the Company from and after the Termination Date, Employee shall promptly forward to the Company’s Chief Executive Officer all work-related emails, and Employee shall comply with the Company’s policies (to the extent made available to him following the Termination Date) regarding confidentiality and proper usage of e-mails and other Company information technology resources.
g.Acknowledgement. Employee acknowledges that (i) unless Employee timely executes this Agreement, does not revoke it within the time period set forth in Section 9 below, and complies with its terms, Employee is not entitled to the consideration listed in this Section 2(b), (c), (d), (e) or (f), and (ii) the consideration listed in this Section 2(b), (c), (d), and (f) are further conditioned on Employee’s execution of the Updated Release of Claims attached to this Agreement as Exhibit B (the “Updated Release”) on the Termination Date.
3.Benefits. Except as expressly set forth herein, Employee’s benefits shall cease on the last day of the month in which the Termination Date occurs, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s eligibility for and/or participation in all benefits and incidents of employment, including, but not limited to, vesting in equity awards, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date (subject to the foregoing provisions of Section 2 of this Agreement).
4.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses and incentive compensation, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, equity award vesting, and any and all other benefits and compensation due to Employee.
5.Expense Reimbursement. Employee agrees that, within thirty (30) days after the Termination Date, Employee will submit Employee’s final documented expense reimbursement statement reflecting all business expenses Employee incurred through the Termination Date, if any, for which Employee seeks reimbursement. The Company will reimburse Employee for these expenses pursuant to its regular business practice.
6.Indemnification. The Parties acknowledge and agree that the Indemnification Agreement shall remain in full force and effect in accordance with its terms notwithstanding the termination of Employee’s employment with the Company and the Parties’ obligations and duties thereunder are not in any way modified or superseded by this Agreement; provided, however, that with respect to the Company’s reservation of rights set forth in the undertakings between Employee and the Company dated February 26, 2019 and February 5, 2020 (collectively, the “Undertaking Letters”) related to the indemnity for the Fader matter and Litigation (as defined in the Undertaking Letters), the Company’s exercise of such rights requires the unanimous consent of the Board.
7.Public Statements. The Company and the Employee have mutually agreed on the public statement attached as Exhibit C. Neither the Company nor the Employee shall make any public statement that is inconsistent with Exhibit C.
8.Mutual Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns, (collectively, the “Company Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Company Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Company Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date hereof, including, without limitation:
a.any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;
d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, Immigration Reform and Control Act, and the California Fair Employment and Housing Act, the California Labor Code; or any and all state or local law equivalents or counterparts.
e.any and all claims for violation of the federal or any state constitution;
f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.any and all claims for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
h.any and all claims for attorneys’ fees and costs.
Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.
Notwithstanding the generality of the foregoing, nothing in this release or this Agreement constitutes a release or waiver by the Employee of: (i) any claim or right that may first arise after the Termination Date; (ii) any right to payments or benefits pursuant to the Agreement that will be due to the Employee upon the due execution and delivery, and no revocation, of the Employee’s release (which includes, for the avoidance of doubt, the Accrued Obligations and any claims and rights which the Employee may have under any Equity Award Agreements or the Equity Plan; (iii) any claim or right to indemnification, advancement, defense or reimbursement that Executive may have under the Indemnification Agreement (as modified by this Agreement), any applicable D&O policies or any similar insurance policies, the Company’s charter or bylaws, as amended, or under applicable law; (iv) any claim or right the Employee may have to obtain contribution as permitted by applicable law in the event of an entry of judgment against the Employee and the Company as a result of any act or failure to act for which the Employee and the Company are held jointly liable; and (v) any claim that cannot be released as a matter of law, including any Protected Activity (as defined below).
Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with Section 21, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.
In consideration of the covenants and promises contained in this Agreement, the Company, on its own behalf and on behalf of all related or affiliated entities, its fiduciaries, predecessors, successors and assigns, current and former direct and indirect parents, affiliates, subsidiaries, divisions, and other related business entities thereto, and each of their present and former officers, directors, shareholders, employees (including but not limited to insurers, agents, representatives, attorneys, and administrators and any other person or entity claiming through the Company), hereby and forever releases the Executive (and his estate, beneficiaries, executors, insurers, agents, representatives, attorneys, and administrators) (the “Employee Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against any of the Employee Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date hereof, including, without limitation:
a.any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
b.any and all claims for breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;
c.any and all claims for violation of any federal, state, or municipal statute.
d.any and all claims for violation of the federal or any state constitution;
e.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
f.any and all claims for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
g.any and all claims for attorneys’ fees and costs.
The Company agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.
Notwithstanding the generality of the foregoing, nothing in this release or this Agreement constitutes a release or waiver by the Company of: (i) any claim or right that may first arise after the Termination Date; (ii) any rights that the Company has under the Indemnification Agreement, the Undertaking Letters (as modified by this Agreement), any applicable D&O policies or any similar insurance policies, or the Company’s charter or bylaws, as amended; (iii) any claim the Company may have against Employee arising out of Employee’s fraud, criminal conduct, or willful conduct that is unlawful; (iv) any claim or right the Company may have to obtain contribution as permitted by applicable law in the event of an entry of judgment against the Employee and the Company as a result of any act or failure to act for which the Employee and the Company are held jointly liable; and (v) any claim that cannot be released as a matter of law.
9.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary (“ADEA Waiver”). Employee agrees that this ADEA Waiver does not apply to any rights or claims that may arise under the ADEA after the date hereof. Employee acknowledges that the consideration given for this ADEA Waiver is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the 7-day revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this ADEA Waiver, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

10.Unknown Claims: California Civil Code Section 1542 and/or Applicable State Law Equivalent. The claims released in this Agreement includes both known and unknown claims. Employee acknowledges that Employee has been advised to consult with legal counsel and Employee waives and relinquishes any rights Employee has under any applicable state law that otherwise limits Employee’s ability to release unknown claims, including, but not limited to California Civil Code Section 1542, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other applicable statute or common law principles of similar effect.
11.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Company Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Company Releasees.
12.[INTENTIONALLY OMITTED]
13.Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee’s signature below constitutes Employee’s certification that Employee has returned all documents and other items provided to Employee by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company and has permanently deleted all electronic documents and information related to Employee’s employment or relationship with the Company or that Employee obtained as a result of Employee’s employment or relationship with the Company.
14.No Cooperation. Subject to Section 15 governing Protected Activity, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Company Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Company Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.
15.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”) or any and all of their state or local law equivalents or counterparts. Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
16.No Re-Employment and References. Employee agrees that Employee has no right to re-employment or reinstatement with Company and will not knowingly apply for employment, accept any offer of employment by, or otherwise knowingly request to be considered for employment with Company or any of its subsidiaries, parent companies, divisions, and affiliates. Company and any of its subsidiaries, parent companies, divisions, and affiliates may properly deny Employee employment with them based on this contractual commitment, and such denial of employment will not violate any law or legal requirement. The Parties agree that any and all prospective employers of Employee shall be instructed to contact only Company’s Human Resources department. To the extent inquiries are so directed, Company will provide only Employee’s dates of employment and last position held.
17.Mutual Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Company and its subsidiaries, or any of their respective directors and officers and member of senior management in their capacity as such, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Company and its subsidiaries. Employee shall direct any inquiries by potential future employers to the Company’s Human Resources department. The Company agrees to, and agrees to instruct its directors and executive officers to, refrain from any disparagement, defamation, libel, or slander of the Employee and his affiliates and family members, and to refrain from any tortious interference with the contracts and relationships of the Employee and his affiliates. Nothing in this Section, this Agreement, or any other agreement entered into with the Company: (a) will be interpreted or construed to prevent either the Company or Employee from giving truthful information in any court or administrative proceeding, (b) is intended to prohibit or restrain Employee in any manner from engaging in any Protected Activity and/or (c) prevents Employee from discussing or disclosing employee wages, benefits or terms and conditions of employment or information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
18.Breach. Each of the Company and Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the ADEA Waiver, or of any provision of the Confidentiality Agreement shall entitle the other immediately to seek damages, except as provided by law.
19.No Admission of Liability. Employee and the Company each understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee and the Company. No action taken by either Party hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission of any fault or liability whatsoever to the other Party or to any third party.
20.Costs. The Company shall pay the Employee’s reasonable attorneys’ fees and expenses incurred in connection with the negotiation and execution and delivery of this Agreement.
21.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, EXCEPT RELEASED CLAIMS OF SEXUAL HARASSMENT TO THE EXTENT REQUIRED BY LAW, SHALL BE SUBJECT TO ARBITRATION IN SALT LAKE COUNTY, UTAH BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). EMPLOYEE ALSO AGREES THAT EMPLOYEE MAY ONLY COMMENCE AN ACTION IN ARBITRATION, OR ASSERT COUNTERCLAIMS IN AN ARBITRATION, ON AN INDIVIDUAL BASIS AND, THUS, EMPLOYEE HEREBY WAIVES THE RIGHT TO COMMENCE OR PARTICIPATE IN ANY CLASS OR COLLECTIVE ACTION(S) AGAINST THE COMPANY, AS PERMITTED BY LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE

ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH UTAH LAW AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL UTAH LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH UTAH LAW, UTAH LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, EXCEPT AS PROHIBITED BY LAW, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
22.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon.
23.Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under Section 2 of this Agreement will be made no later than the 15th day of the third month following the year in which the separation benefits vests. Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to Employee when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) will be paid or otherwise provided until Employee has a “separation from service” within the meaning of Section 409A. If Employee is a “specified employee” within the meaning of Section 409A at the time of the Employee’s termination, then the Deferred Compensation Separation Benefits that are payable within the first six (6) months following Employee’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Employee’s separation from service (however, the Company and the Employee agree that none of the amounts payable under this Agreement are required to be subject to any 6-month delay). All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. To the extent that the health care continuation reimbursement under Section 2, or any other reimbursement or in-kind benefit plan or arrangement in which Employee participates, provides for a “deferral of compensation” within the meaning of Section 409A and does not otherwise comply with Section 409A, (i) the amount eligible for reimbursement or in-kind benefit in one calendar year may not affect the amount eligible for reimbursement or in-kind benefit in any other calendar year, (ii) the right to the applicable reimbursement or benefit is not subject to liquidation or exchange for another benefit or payment, and (iii) to the extent there is any reimbursement of an expense, such reimbursement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iv) except as specifically provided herein or in the applicable reimbursement arrangement, in-kind benefits will only be provided, and reimbursements will only be made for expenses incurred, during Employee’s lifetime. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Company Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A (except to the extent resulting from delayed payments attributable to the Company’s breach of this Agreement).

24.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
25.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision. All provisions in this Agreement or any surviving agreement made a part hereof shall be enforced to the greatest extent possible and lawful.
26.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
27.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Equity Award Agreements and Indemnification Agreement, except as otherwise modified or superseded herein.
28.No Oral Modification. This Agreement may only be amended in a writing signed by (a) Employee and (b) either the Company’s Chief People Officer or the Company’s General Counsel.
29.Governing Law. The terms of this Agreement shall be governed by the laws of the Utah, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in Utah.
30.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days. Employee has seven (7) days after signing this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by the Employee before that date (the “Effective Date”).
31.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.
32.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party. Employee acknowledges that:
a.Employee has read this Agreement;
b.Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;
c.Employee understands the terms and consequences of this Agreement and of the releases it contains;
d.Employee is fully aware of the legal and binding effect of this Agreement; and

e.Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

STEVEN ROBERT BOAL, an individual
Dated: May 16, 2022	/s/ Steven R. Boal
Steven Robert Boal

QUOTIENT TECHNOLOGY INC.
Dated: May 16, 2022	By /s/ Connie Chen
Connie Chen General Counsel

EXHIBIT A
OPTIONS

Shares	Exercise Price	Original Expiration Date
47,000	$ 8.51	2/16/2026
600,000	$ 8.65	11/13/2023
469,461	$ 8.95	3/1/2030
299,529	$ 9.96	3/1/2029
300,000	$ 13.00	2/13/2027
261,000	$ 13.10	3/1/2028
800,000	$ 25.00	11/13/2023

EXHIBIT B
UPDATED RELEASE OF CLAIMS
(to be signed on the Termination Date)

Quotient Technology Inc. (the “Company”) and Steven Robert Boal (the “Employee”) entered into a Separation Agreement and Release dated May 16, 2022 (the “Agreement”). The parties to that Agreement hereby further agree as follows:
1.A blank copy of this Updated Release of Claims (“Updated Release”) was attached to the Agreement as Exhibit B.
2.As of the 29th of June, 2022 (the “Termination Date”), the Employee is entitled to receive the consideration listed in Section 2(b), (c), (d), and (f) of the Agreement, provided Employee signs this Updated Release on the Termination Date.
3.In consideration of the provision to the Employee of the consideration listed in Section 2(b), (c), (d), and (f) of the Agreement for which Employee becomes eligible only if Employee signs this Updated Release, Employee hereby extends its release of claims in Section 8 of the Agreement to any claims that arose through the date Employee signs this Updated Release and extends the representations Employee has made in Section 11 of the Agreement through the date Employee signs this Updated Release.
4.In giving the releases set forth in this Updated Release, which include claims that may be unknown to Employee at present, Employee acknowledges that Employee has read and understands Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Employee hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to Employee’s release of claims herein, including but not limited to the release of unknown and unsuspected claims.
5.In consideration of the Employee’s agreement to enter into this Updated Release, the Company also extends its release of claims in Section 8 of the Agreement to any claims that arose through the date the Company signs this Updated Release.
6.The parties agree that this Updated Release is a part of the Agreement.
IN WITNESS WHEREOF, the Parties have executed this Updated Release on the respective dates set forth below.

STEVEN ROBERT BOAL, an individual
Dated: 7/5/2022	/s/ Steven Robert Boal

QUOTIENT TECHNOLOGY INC.
Dated: 7/5/2022	By /s/ Connie Chen
Connie Chen General Counsel

EXHIBIT C
PUBLIC STATEMENT
“As previously announced, Steven Boal will not stand for election at the 2022 Annual Meeting. Mr. Krepsik will become CEO upon Mr. Boal’s retirement, which will occur no later than the Annual Meeting, which the Company expects to occur on June 29, 2022.”